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                                                                    EXHIBIT 99.2

AMB PROPERTY CORPORATION
                                                             ENROLLMENT FORM FOR
                                                        AMB PROPERTY CORPORATION
                                                                    COMMON STOCK
                                  DIVIDEND REINVESTMENT AND DIRECT PURCHASE PLAN
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  This form when completed and signed, should be mailed in the courtesy envelope provided to: [Address]

   Is this account for an existing shareholder? YES [ ] NO [ ]

1. ACCOUNT REGISTRATION Complete only ONE section. Print clearly in CAPITAL LETTERS.

   [ ] INDIVIDUAL OR JOINT ACCOUNT

   OWNER'S NAME

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   OWNER'S SOCIAL SECURITY NUMBER                OWNER'S DATE OF BIRTH
   (used for tax reporting)                      Month        Day          Year

          -            -                                 /            /
   -------------------------------------         -------------------------------

   JOINT OWNER'S NAME


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   The account will be registered "Joint Tenants with Rights of Survivorship"
   unless you check a box below:

     [ ] Tenants in common   [ ] Tenants by          [ ] Community property
                                 entirety

   JOINT OWNER'S SOCIAL SECURITY NUMBER

   (used for tax reporting)

         -            -
   -------------------------------------

   GIFT TRANSFER TO A MINOR (UGMA/UTMA)

   CUSTODIAN'S NAME

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   MINOR'S NAME

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   MINOR'S SOCIAL SECURITY NUMBER     MINOR'S DATE OF BIRTH     DONOR'S  STATE
   (required)                         Month   Day   Year
           -         -                      /    /
   -----------------------------      ---------------------     ----------------

   TRUST  (Please check only one of the trustee types)
   PERSON AS TRUSTEE [ ]  ORGANIZATION AS TRUSTEE [ ]


   TRUSTEE: INDIVIDUAL OR ORGANIZATION NAME

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   AND CO-TRUSTEE'S NAME, IF APPLICABLE

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   NAME OF TRUST

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   FOR THE BENEFIT OF

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   TRUST TAXPAYER                        DATE OF TRUST           DONOR'S
   IDENTIFICATION NUMBER              MONTH    DAY   YEAR        STATE
            -         -                      /    /
   -----------------------------      --------------------       ---------------

[ ]ORGANIZATION OR BUSINESS ENTITY
   CHECK ONE: Corporation  [ ] Partnership [ ]  Other [ ]

   NAME OF ENTITY

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   TAXPAYER IDENTIFICATION NUMBER
            -         -
   -----------------------------

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2. ADDRESS

   MAILING ADDRESS (including apartment or box number)

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   CITY                               STATE                     ZIP
                                                                         -
   -----------------------------      ---------------------     ----------------
   HOME PHONE                         WORK PHONE
   (   )      -                       (   )     -
   -----------------------------      ------------------------------------------

   FOR MAILING ADDRESS OUTSIDE THE U.S.:

   COUNTRY OF RESIDENCE               PROVINCE           ROUTING OR POSTAL CODE

   -----------------------------      --------------     -----------------------

3. CASH PURCHASE (Make checks payable to AMB Investment Plan)

   [ ] As a CURRENT registered shareholder I wish to make an additional investment. Enclosed is my check or money order for $ ______________. (Minimum $100 with the Maximum not to exceed $30,000 per quarter.)

   [ ] As a NEW Investor I wish to enroll in the Program by making an initial investment for $ _______________. (Initial investment must be a least $750 not to exceed $30,000) AS A NEW INVESTOR YOU MUST COMPLETE SECTIONS 1, 2, & 6.


4. DIVIDEND REINVESTMENT You may choose to reinvest all or part of the dividends paid on AMB Property Corporation Common Stock. If neither box is selected, Mellon Bank will automatically remit any dividends to you.

   [ ] Reinvest the dividends on ALL shares.

   [ ] I would like a portion of my dividends reinvested. Please reinvest the dividends on __________ of my shares. 100% of your dividends will be reinvested if a number is not indicated.

5. SAFEKEEPING

   Common stock certificates deposited for safekeeping in your account must be in the same registration as your program account.

   [ ]  Please accept the enclosed certificate(s) for deposit to my account.

   [ ]  Enclosed are ______________share certificates.
                     insert number

        CERTIFICATE NUMBER            NUMBER OF SHARES
        ---------------------         -------------------

        ---------------------         -------------------

        ---------------------         -------------------

        ---------------------         -------------------
                                      T O T A L
                                      -------------------

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6. ACCOUNT AUTHORIZATION SIGNATURE (required)

[ ] REQUEST FOR TAXPAYER IDENTIFICATION
    NUMBER (SUBSTITUTE FORM W-9)

[ ] CERTIFICATE OF FOREIGN STATUS (SUBSTITUTE FORM W-8)

    I am an exempt foreign citizen.  I certify, under penalties of

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    perjury, that (1) the taxpayer identification number in Section 1 is correct
    (or I am waiting for a number to be issued to me) and (cross out the following if not true) (2) I am not subject to backup withholding because:
    (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service that I am subject to backup withholding as a result of failure to report all interest of dividends, or (c) the Internal Revenue Service has notified me that I am no longer subject to backup withholding (or I am filing for a foreign corporation, partnership, estate, or trust) and I am an exempt foreign person. I have entered in Section 2 of this enrollment form the country where I reside permanently for income-tax purposes.

[ ] FOR ORGANIZATIONS AND BUSINESS ENTITIES
    EXEMPT FROM BACKUP WITHHOLDING

    I qualify for exemption and my account will not be subject to tax reporting and backup withholding.

    MY/OUR SIGNATURES(S) BELOW INDICATES I/WE HAVE READ THE PROGRAM BROCHURE AND AGREE TO THE TERMS THEREIN AND HEREIN.

    SIGNATURE OF OWNER                                  DATE (MONTH, DAY, YEAR)
    ----------------------------------------------      ------------------------

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    SIGNATURE OF JOINT OWNER
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          IF YOU NEED ASSISTANCE, PLEASE CALL THE AGENT AT ___________